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Metris Receivables, Inc.                                          Metris Master Trust                                 Monthly Report
Securityholders' Statement                                           Series 1999-1                                          Jan-2002
Section 5.2                                                                Class A                Class B                 Total
(i) Security Amount                                                      500,000,000.00        49,450,550.00         549,450,550.00
(ii) Security Principal Distributed                                                0.00                                        0.00
(iii) Security Interest Distributed                                          841,302.08                                  841,302.08
(iv) Principal Collections                                                22,213,230.05         2,196,912.89          24,410,142.94
(v) Finance Charge Collections                                            10,668,675.23         1,055,143.72          11,723,818.95
    Recoveries                                                                90,515.68             8,952.10              99,467.78
    Principal Funding Account Investment Earnings                                  0.00                 0.00                   0.00
    Accumulation Period Reserve Account Investment Earnings                        0.00                 0.00                   0.00
      Total Finance Charge Collections                                    10,759,190.91         1,064,095.82          11,823,286.73
Total Collections                                                         32,972,420.96         3,261,008.71          36,233,429.67
    (vi) Aggregate Amount of Principal Receivables                                                                 8,979,285,003.29
    Invested Amount (End of Month)                                       500,000,000.00        49,450,550.00         549,450,550.00
    Floating Allocation Percentage                                            5.5683721%           0.5507181%             6.1190902%
    Fixed/Floating Allocation Percentage                                      5.5683721%           0.5507181%             6.1190902%
    Invested Amount (Beginning of Month)                                 500,000,000.00        49,450,550.00         549,450,550.00
    Average Daily Invested Amount                                                                                    549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
      Current                                                                                          84.90%      8,026,720,508.80
      30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                        5.60%        529,779,041.10
      60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                       2.93%        277,277,964.93
      90 Days and Over (60+ Days Contractually Delinquent)                                              6.56%        620,652,683.39
Total Receivables                                                                                     100.00%      9,454,430,198.22
(viii) Aggregate Investor Default Amount                                                                               5,894,838.44
      As a % of Average Daily Invested Amount
      (Annualized based on 365 days/year)                                                                                     12.63%
(ix) Charge-Offs                                                                   0.00                 0.00                   0.00
(x) Servicing Fee                                                                                                        933,313.26
(xi) Unreimbursed Redirected Principal Collections                                                                             0.00
(xii) Excess Funding Account Balance                                                                                           0.00
(xiii) New Accounts Added                                                                                                   128,722
(xiv) Average Gross Portfolio Yield                                                                                           25.34%
      Average Net Portfolio Yield                                                                                             12.70%
(xv) Minimum Base Rate                                                                                                         4.09%
     Excess Spread                                                                                                             8.62%
(xvi) Principal Funding Account Balance                                                                                        0.00
(xvii) Accumulation Shortfall                                                                                                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                                                    June 2003
       Accumulation Period Length                                                                                               N/A
(xix) Principal Funding Account Investment Proceeds Deposit                                                                    0.00
      Required Reserve Account Amount                                                                                          0.00
      Available Reserve Account Amount                                                                                         0.00
      Covered Amount                                                                                                           0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount                                                                     500,000,000
      Deposit to the Caps Proceeds Account                                                                                     0.00
(xxi) Policy Claim Amount                                                                                                      0.00
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